                                                                  EXHIBIT 10.3.1

                                     LEASE
                                     -----

LANDLORD:      Theodore Pasquarello, as Trustee of the
               E. B. Realty Trust

TENANT:        New England Business Service, Inc.

PREMISES:      The land and improvements located
               thereon and consisting of a 117,000 square foot
               building (the "Building") located at 33 Union Avenue,
               Sudbury, MA 01776 and more particularly
               described on Exhibit A
                            ---------

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I  REFERENCE DATA

1.1      Subjects Referred to............................................   1

ARTICLE II  PREMISES

2.1      Lease of Premises...............................................   3

ARTICLE III  TERM OF THE LEASE

3.1      Preparation for Occupancy and Possession........................   3
3.2      Commencement and Expiration of Term.............................   3

ARTICLE IV  FIXED RENT

4.1      Fixed Rent......................................................   4

ARTICLE V  TAX CHARGES

5.1      Definitions.....................................................   4
5.2      Additional Rent.................................................   4
5.3      Refund of Taxes.................................................   5
5.4      Permitted Contests..............................................   5

ARTICLE VI  OPERATING EXPENSES

6.1      Definitions.....................................................   6
6.2      Additional Rent.................................................   6

ARTICLE VII  USE OF PREMISES

7.1      Permitted Uses..................................................   6
7.2      Installations and Alterations by Tenant.........................   7

ARTICLE VIII  ASSIGNMENT AND SUBLETTING

8.1      Prohibition.....................................................   9
8.2      Other Requirements and Provisions...............................  10

ARTICLE IX  RESPONSIBILITY FOR REPAIRS AND
            CONDITION OF PREMISES

9.1      Landlord Repairs and Maintenance................................  11
9.2      Tenant's Agreement..............................................  12
9.3      Heavy Machinery.................................................  12
9.4      Utilities.......................................................  12
9.5      Interruption or Curtailment of Services.........................  13

ARTICLE X  INDEMNITY AND INSURANCE

10.1     Tenant's Indemnity..............................................  13
10.2     Insurance.......................................................  14
10.3     Tenant's Risk...................................................  14
10.4     Injury Caused by Third Parties..................................  15
10.5     Landlord's Insurance............................................  15

ARTICLE XI  LANDLORD'S ACCESS TO PREMISES

11.1     Landlord's Rights...............................................  15

ARTICLE XII  DAMAGE OR DESTRUCTION

12.1     Restoration.....................................................  16
12.2     Rent............................................................  17

ARTICLE XIII  CONDEMNATION

13.1     Termination of Lease............................................  17
13.2     Awards..........................................................  18

ARTICLE XIV  DEFAULT

14.1     Tenant's Default................................................  18

ARTICLE XV  MISCELLANEOUS PROVISIONS

15.1     Extra Hazardous Use.............................................  22
15.2     Waiver..........................................................  23
15.3     Covenant of Quiet Enjoyment.....................................  23
15.4     Force Majeure, etc..............................................  23
15.5     Assignment of Rents and Transfer of Title.......................  24
15.6     Rules and Regulations...........................................  24
15.7     Additional Charges..............................................  24

15.8     Invalidity of Particular Provisions.............................  24
15.9     Provisions Binding..............................................  24
15.10    Notices.........................................................  25
15.11    When Lease Becomes Binding......................................  25
15.12    Paragraph Headings..............................................  25
15.13    Rights of Mortgagee and Ground Lessor...........................  25
15.14    Estoppel Certificates...........................................  27
15.15    Remedying Defaults..............................................  27
15.16    Holding Over....................................................  27
15.17    Surrender of Premises...........................................  28

ARTICLE XVI  BROKERAGE

16.1     Brokerage.......................................................  28

ARTICLE XVII  ENVIRONMENTAL MATTERS

17.1     Indemnification.................................................  29
17.2     Third Party Claims..............................................  30
17.3     Response Actions................................................  31
17.4     Successors and Assigns..........................................  32

ARTICLE XVIII  EXCULPATORY CLAUSE

18.1     Limitation on Liability.........................................  32
18.2     Actions Against Landlord........................................  32

ARTICLE XIX  SUBMISSION TO JURISDICTION, ETC.

19.1     Governing Law...................................................  33
19.2     Recovery of Fees................................................  33

ARTICLE XX  LANDLORD'S EQUITY............................................  33

20.1     Landlord's Equity Requirement...................................  33

                                     LEASE
                                     -----

     This Lease is entered into as of this 31st day of March, 1997, by and between Theodore Pasquarello, not individually but as Trustee of E. B. Realty Trust under Declaration of Trust dated January 28, 1988 (hereinafter referred to as "Landlord") and New England Business Service, Inc., a Delaware corporation (hereinafter referred to as "Tenant").

     WHEREAS, Landlord is the owner of the Premises, as defined in Paragraph 1.1 hereof; and

     WHEREAS, Tenant desires to lease the Premises from Landlord and Landlord desires to lease such Premises to Tenant;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                   ARTICLE I
                                   ---------

                                 REFERENCE DATA



     1.1:    SUBJECTS REFERRED TO.
             ---------------------


     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD'S ADDRESS:                490 Boston Post Road
                                   Sudbury, MA 01776
                                   Attention:  Theodore Pasquarello


TENANT'S
ORIGINAL ADDRESS:                  500 Main Street
                                   Groton, MA  01471

PREMISES:                          The land and improvements located thereon and
                                   consisting of a 117,000 square foot building
                                   (the "Building") located at 33 Union Avenue,
                                   Sudbury, MA 01776 and more particularly
                                   described on Exhibit A
                                                ---------

COMMENCEMENT DATE:    April 1, 1997

FIXED RENT:

          Period                                Rent
          ------                                ----

   4/1/97-3/31/2000           $585,000 annually, payable in equal monthly
                              installments of $48,750

   4/1/2000-3/31/2003         $620,100 annually, payable in equal monthly
                              installments of $51,675

   4/1/2003-3/31/2007         $657,306 annually, payable in equal monthly
                              installments of $54,775.50

TENANT'S SHARE OF
OPERATING EXPENSES:

          Period                   Tenant's Share of Operating Expenses
          ------                   ------------------------------------

   4/1/97-3/31/2000           $58,500 annually, payable in equal monthly
                              installments of $4,875

   4/1/2000-3/31/2003         $62,010 annually, payable in equal monthly
                              installments of $5,167.50

   4/1/2003-3/31/2007         $65,730.60 annually, payable in equal monthly
                              installments of $5,477.55

PERMITTED USE:                     Warehousing, storage and distribution of
                                   materials in connection with or relating to Tenant's current business as conducted as of the date of this Lease. Permitted Use includes general office use in connection with warehousing, storage and distribution activities.

PUBLIC LIABILITY
INSURANCE LIMITS:                  $5,000,000 per occurrence for bodily injury
                                   (including death) and $1,000,000 per
                                   occurrence for property damage

TERM:                              Ten (10) years

                                  ARTICLE II
                                  ----------

                                   PREMISES
                                   --------

     2.1  LEASE OF PREMISES.  Landlord hereby demises and leases to Tenant, and
          -----------------
Tenant hereby accepts from Landlord, the Premises, for the Term of this Lease and subject to any and all existing encumbrances, conditions, covenants, easements, restrictions, rights of way and other matters of record and to such matters as may be disclosed by inspection or survey and subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease. Attached hereto as Exhibit B is a copy of a title policy dated December 16, 1993
                   ---------
insuring the Premises. Landlord makes no representation or warranty concerning title to the Premises.

                                  ARTICLE III
                                  -----------

                               TERM OF THE LEASE
                               -----------------

     3.1  AS-IS CONDITION.  Tenant agrees that it has inspected and examined, or
          ---------------
caused to be inspected and examined, the Premises and that it is fully familiar and satisfied with the physical condition and state of repair thereof, and Tenant does hereby agree to accept the Premises in their existing condition and state of repair "as is". Except as expressly otherwise provided herein, Landlord shall have no obligation to do any work or make any installation or alteration of any kind to the Premises. Nothing in the foregoing sentence shall be construed to reduce Landlord's obligations under (S)9.1 below. Except as otherwise expressly set forth in this Lease, any work performed in the Premises by Tenant shall be done at Tenant's sole cost and expense, in accordance with the terms of (S)7.2.

     3.2  COMMENCEMENT AND EXPIRATION OF TERM.  The term of this Lease (herein
          -----------------------------------
referred to as the "Term") shall commence on the Commencement Date, as defined in (S)1.1 and shall terminate on March 31, 2007, unless sooner terminated as herein provided (the "Expiration Date").

                                  ARTICLE IV
                                  ----------

                                  FIXED RENT
                                  ----------

     4.1  FIXED RENT.  (A) Tenant agrees to pay to Landlord, or as directed by
          -----------
Landlord, without offset, abatement, deduction or demand (except as otherwise provided in (S)9.5) the Fixed Rent. The Fixed Rent shall be payable in lawful money of the United States, in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease at Landlord's Address, or at such other place as Landlord shall from time to time designate by notice.

     (B) Fixed Rent for any partial month shall be prorated on a daily basis.

     (C) If any installment of Fixed Rent, additional rent or any other sums due hereunder are not paid when due and such failure shall continue for ten (10) days after notice thereof, Tenant shall pay on demand, in addition to any other additional charges due under this Lease, an administrative fee equal to 2% of the overdue payment (the "Late Fee"). Notwithstanding the foregoing, if any installment of Fixed Rent, additional rent or any other sums due hereunder are not paid by the due date on two or more occasions during any 12-month period, Landlord shall thereafter have the right to charge a Late Fee if any such sums are not paid within ten (10) days of the due date.

                                   ARTICLE V
                                   ---------

                                  TAX CHARGES
                                  -----------

     5.1  DEFINITIONS.
          -----------

     For purposes of this Article V, "Real Estate Taxes" shall mean all or any of the real estate taxes and assessments imposed on the Premises for the then current Tax Year by any governmental authority having jurisdiction upon the Premises and Building, or any tax or assessment to the extent hereafter imposed in substitution for such real estate taxes and/or assessments. Real Estate Taxes exclude income taxes and all estate, succession, inheritance and transfer taxes. The term "Tax Year" shall mean the period from July 1, 1996 through June 30, 1997 and each subsequent fiscal year thereafter.

     5.2  ADDITIONAL RENT.  Tenant shall pay to Landlord during the Term of this
          ---------------
Lease, as additional rent, all Real Estate Taxes.  If any Tax

Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Tax Year which is within the Term. Landlord shall send to Tenant copies of the tax bills for the Premises promptly upon receipt thereof and Tenant shall remit the full payment of such tax bill directly to Landlord within fifteen (15) days of receipt of such bill. Notwithstanding the foregoing, Tenant may elect to pay all Real Estate Taxes directly to the applicable taxing authority provided that (i) Tenant shall notify Landlord within 15 days of its receipt of the tax bill that Tenant has elected to pay the tax bill directly to the taxing authority; (ii) Tenant shall deliver to Landlord receipted copies of such paid bills no later than ten (10) days prior to the date when due; and (iii) any failure by Tenant to pay Real Estate Taxes as required by this Article V shall be deemed a default under
(S)14.1(A)(1) and Tenant shall be liable for all costs and expenses incurred by Landlord as a result of any breach by Tenant of its obligations under this
Article V.

     5.3  REFUND OF TAXES.  If Landlord receives any refund of Real Estate Taxes
          ---------------
for any Tax Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all reasonable expenses, including reasonable attorneys' fees, incurred in connection therewith) pay Tenant, if Tenant is not in default hereunder, the remainder of the refund.

     5.4  PERMITTED CONTESTS.  Notwithstanding anything to the contrary herein,
          ------------------
Tenant shall have the right, subject to the conditions stated below, to contest by appropriate legal proceedings the amount or validity of any Real Estate Taxes. During the pendency of such legal proceedings, Tenant shall not be required to pay the contested Real Estate Taxes, provided that the following conditions are satisfied:

     (a) The proceedings stay the collection, realization or enforcement of any such contested Real Estate Tax;

     (b) The delay in any such payment, does not subject the Premises, or any portion thereof, to any liens or possible sale, forfeiture, foreclosure or loss (including loss of appeal rights related to such contest);

     (c) Tenant shall escrow amount(s) equal to the Real Estate Taxes that would have been due and payable but for such proceedings, and any interest accruing thereon and any additions thereto;

     (d) Tenant shall indemnify and hold harmless Landlord against any losses, damages, costs, and expenses (including reasonable attorneys' fees and disbursements) suffered by Landlord as a result of such contest;

     (e) Tenant shall not settle any such proceedings on terms that would adversely affect Landlord in any respect without Landlord's prior written consent;

     (f) Tenant shall promptly provide Landlord with copies of all pleadings, agreements and other written communications resulting from such proceedings.

                                  ARTICLE VI
                                  ----------

                              OPERATING EXPENSES
                              ------------------

     6.1  DEFINITIONS.
          -----------

     For purposes of this Article VI, "Operating Expenses" shall mean all expenses reasonably incurred by Landlord, on an accrual basis, for the operation and maintenance of the Premises and all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder, and shall include (without limitation), depreciation of any expenditure for any capital improvement which is intended to result in a reduction of Operating Expenses and any and all expenses incurred by Landlord in connection with compliance with any law, rule, order, ordinance, regulation or requirement of any governmental authority having or asserting jurisdiction or any order, rule, requirement or regulation of any utility company, insurer of Landlord or the New England Fire Insurance Rating Association (or successor organization) first applicable after the date hereof.

     6.2  ADDITIONAL RENT.  Tenant shall pay to Landlord during the Term of this
          ---------------
Lease, as additional rent, Tenant's Share of Operating Expenses (as defined in Article I hereof) in the same manner as described in (S)4.1 for the payment of Fixed Rent. Except as otherwise set forth in (S)9.1(B), in no event shall Tenant's Share of Operating Expenses exceed the amounts set forth in Article I hereof.


                                  ARTICLE VII
                                  -----------

                                USE OF PREMISES
                                ---------------

     7.1  PERMITTED USES.  (A)  Tenant agrees that the Premises shall be used
          --------------
and occupied by Tenant solely for the Permitted Uses or for any uses permitted by applicable zoning laws, provided that Tenant obtains

Landlord's prior written consent, which consent shall not be unreasonably withheld.

     (B) Tenant agrees to conform to the following provisions during the Term of this Lease:

          (1) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like which is visible to public view outside of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

          (2) Tenant shall not perform any act or carry on any practice which may injure the Premises or cause any offensive odors or loud noise or cause a nuisance.

          (3) Tenant shall, in its use of the Premises, subject to Landlord's compliance with Article IX, comply with all applicable laws and rules, orders, regulations and requirements of all governmental and quasi-governmental authorities having or asserting jurisdiction and any insurer of Landlord or of all or any part of the Building.

     7.2  INSTALLATIONS AND ALTERATIONS BY TENANT.  (A)  Tenant shall not make
          ----------------------------------------
or perform, or permit the making or performance of, any alterations, improvements, additions or other physical changes in or about the Premises (collectively, "Alterations") (other than non-structural Alterations to the interior of the Premises costing less than $20,000 in the aggregate during any 12 month period and not affecting Building systems or reducing the value or utility of the Building) without Landlord's prior written consent. Landlord agrees not to unreasonably withhold its consent to any Alterations which are nonstructural, do not involve the Building's systems and are not visible from outside the Building, provided that such Alterations do not reduce the value or utility of the Building. All Alterations shall be done at Tenant's expense and at such times and in accordance with any reasonable rules and regulations established by Landlord. Prior to making any Alterations, Tenant (i) shall submit to Landlord plans and specifications for each proposed Alteration, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as

Landlord may reasonably require, naming Landlord and its agents as additional insureds. All materials and equipment to be incorporated in the Building as a result of all alterations or improvements shall be of at least comparable quality to the then existing improvements. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. All work performed by Tenant to the Premises shall be done in compliance with all applicable laws and regulations.

     (B) All Alterations and all fixtures, paneling, partitions, railings, equipment and like installations installed in the Building at any time either by Tenant or by Landlord on Tenant's behalf shall, upon installation, become the property of Landlord (unless otherwise agreed in writing by Landlord and Tenant) and remain upon and be surrendered with the Premises unless Landlord, by notice to Tenant given on or before the expiration of the Term of this Lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, they shall be removed by Tenant at the expiration or earlier termination of the Term of this Lease and at Tenant's expense. Tenant shall repair any damage to the Premises or the Building caused by any removal of such Alterations.

     (C) All trade fixtures, articles of personal property and all business machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall, remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises or the Building caused by any installation and/or removal of Tenant's Removable Property.

     (D) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant. Tenant shall not permit any mechanic's or other lien for any such labor or materials to attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act of, or for work claimed to have been done for, or materials furnished to, Tenant, or of, for or to anyone claiming through Tenant, Tenant shall forthwith take such action, by bonding, deposit or payment, as will remove or satisfy the lien.

                                 ARTICLE VIII
                                 ------------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------

     8.1  PROHIBITION.  Tenant covenants and agrees that neither this Lease nor
          ------------
the term and estate hereby granted, nor any interest herein or therein, will be assigned (including, without limitation, by operation of law), mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied by anyone other than Tenant or for any use or purpose except as may be permitted by (S)7.1, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, without, in each instance, Tenant having first received the express written consent of Landlord. Landlord agrees that it will not withhold or delay consent to subletting by a third party if, in Landlord's reasonable discretion, Landlord is reasonably satisfied that (i) the identity of such third party is of a type and character suitable for a suburban warehouse/office building, and (ii) the type of business that such third party proposes to operate in the Premises is permitted under applicable zoning regulations. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting. Notwithstanding anything to the contrary in the foregoing, no consent of Landlord shall be required for (i) any sublease or occupancy agreement with an entity controlled by, under common control with or controlling Tenant; (ii) a pledge or assignment of Tenant's interest in this Lease pursuant to a leasehold mortgage; or (iii) an assignment of the Lease to any successor of Tenant by merger, consolidation or acquisition of all or substantially all the stock or assets of Tenant; provided that (A) Tenant shall deliver to Landlord at least 30 days' advance notice of any such sublease or occupancy agreement or such leasehold mortgage; (B) Tenant shall provide Landlord with complete copies of any leasehold mortgage promptly after the execution of any such mortgage; (C) in the case of a merger, consolidation or sale, the net worth of Tenant's successor (determined in accordance with generally accepted accounting principles) immediately after such merger, consolidation or sale is equal to or greater than $60,000,000; and (D) Tenant shall remain liable for the performance of Tenant's obligations hereunder during the balance of the Term.

     In any case where Landlord shall consent to such assignment, subletting or use, Tenant shall remain fully liable for Tenant's obligations under this Lease, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease. At Landlord's election, it shall be a condition of the validity of any such assignment, that, upon Landlord's request, the assignee shall agree directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant, including, without limitation, the obligation to pay rent and other amounts provided under this Lease and the covenant against further assignment, subletting and use.

     8.2  OTHER REQUIREMENTS AND PROVISIONS.
          ----------------------------------

     (A) No assignment of this Lease shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Tenant's obligations under this Lease) and any accompanying documents.

     (B) No sublease (or other occupancy agreement) of all or any part of the Premises shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease and any accompanying documents (wherein the sublessee (or other occupier) assumes the performance of Tenant's obligations as to the subleased space). Any such sublease (or other occupancy agreement) shall be subject and subordinate to this Lease.

     (C) Any assignment or sublease shall neither release Tenant from its liability for the performance of Tenant's obligations hereunder during the balance of the Term of this Lease nor constitute Landlord's consent to any further assignment or sublet of this Lease. If a sublease to which Landlord has consented is assigned or all or any portion of the Premises is further sublet without in each instance, the prior consent of Landlord, then Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

     (D) Tenant shall pay to Landlord, promptly upon demand therefor, all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any assignment of this Lease or sublease of all or any part of the Premises.

     (E) Any profit resulting from any such assignment or subletting shall be 100% payable to Landlord.

                                  ARTICLE IX
                                  ----------

             RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES
             ----------------------------------------------------

     9.1  LANDLORD REPAIRS AND MAINTENANCE.
          --------------------------------

     (A) Landlord agrees to keep in good working order, condition and repair the roof (but not the ceiling in the Building), foundation, exterior walls and structure of the Building. Landlord shall also be responsible for landscaping of the Premises and repairs to and maintenance of the common driveways and parking areas located on the Premises, including lighting of such areas and removal of snow and ice.

     (B) Landlord shall keep in good working order, condition and repair the existing septic, heating, ventilating and air-conditioning systems servicing the Building in place as of the Commencement Date, (collectively, the "Building Systems"). Tenant shall pay Landlord, as additional rent, and in the manner set forth below, (i) for all costs incurred by Landlord in connection with any and all maintenance performed on the Building Systems during the Term of this Lease (but not for replacements or other items of a capital nature), and (ii) for all costs incurred by Landlord in connection with any repairs or replacements (including without limitation items of a capital nature) made to the Building Systems during the period commencing on the fifth (5th) anniversary of the Commencement Date and continuing through the remainder of the Term of this Lease. Landlord shall submit to Tenant copies of Landlord's invoices detailing any such costs and Tenant shall pay to Landlord the entire amount of such costs, as additional rent, within thirty (30) days of receipt of Landlord's invoices. Any amounts paid by Tenant under the terms of this (S)9.1(B) shall not be deemed to be payment of Tenant's Share of Operating Expenses, and shall be in addition to Tenant's obligations under Article VI.

     (C) Landlord shall in no event be responsible to Tenant for the replacement of glass in the Building or for the doors leading to the Building (except to the extent any damage thereto is caused by Landlord), or for any condition in the Premises or the Building caused by any negligence or misconduct of Tenant, its employees, agents, invitees or contractors (including any non-permitted use thereof). Except as otherwise provided in this Lease, Landlord shall not be responsible for making any other improvements or repairs to the Building. Landlord shall not be liable for any failure to make repairs which, under the provisions of this Section 9.1 or elsewhere in this Lease, Landlord has undertaken to make, unless

Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable due diligence to complete such repairs.

     9.2  TENANT'S AGREEMENT.  (A)  Tenant will keep the Premises in good order,
          -------------------
condition and repair, reasonable wear and tear excepted, excepting only those repairs for which Landlord is responsible under the terms of this Lease or which are necessitated by the occurrence of a fire or other casualty or by the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term of this Lease, in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all reasonable, rules and regulations of Landlord and all governmental agencies having jurisdiction and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law for Tenant's use of the Premises, other than occupancy permits of general application. Tenant shall be responsible for the provision of adequate security to the Premises and to Tenant's personnel. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Premises caused by Tenant or its contractors or invitees.

     (B) If repairs are required to be made by Tenant pursuant to the terms hereof and are not made within the time periods allowed hereunder, Landlord may demand that Tenant make the same forthwith, and, if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to) make or cause such repairs to be made at Tenant's expense and shall not be responsible to Tenant for any loss or damage that may occur to Tenant's stock or business by reason thereof unless caused by Landlord's negligence or willful misconduct.

     9.3  HEAVY MACHINERY.  Any moving of machinery or equipment by Tenant shall
          ---------------
be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

     9.4  UTILITIES.  Tenant shall pay directly to the proper authorities
          ---------
charged with the collection thereof all charges for water, septic, gas, electricity, telephone and other utilities or services used or consumed on the Premises, all such charges to be paid as the same from time to time become due.

     9.5  INTERRUPTION OR CURTAILMENT OF SERVICES.  Upon reasonable advance
          ---------------------------------------
notice to Tenant (except in case of emergency), Landlord reserves the right to temporarily interrupt, curtail, stop or suspend (a) the heating and air conditioning services in the Building and (b) the operation of the plumbing and electric systems in the Building, when necessary by reason of accident or emergency, or for repairs, alterations, maintenance, replacements or improvements in the reasonable judgment of Landlord desirable or necessary to be made, or by reason of difficulty or inability in securing supplies or labor, or strikes, or any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. This Lease shall not be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems as in this Section 9.5 above provided, except that (i) Landlord shall exercise reasonable diligence to eliminate the cause of same as soon as reasonably practicable; (ii) Landlord shall use diligent efforts to minimize any interruption of Tenant's use and enjoyment of the Premises, and (iii) if all of the Premises are rendered unfit for occupancy by Tenant for thirty (30) consecutive days, the Fixed Rent shall abate from and after the thirty (30) days and until the Premises are again rendered fit for Tenant's occupancy.

                                   ARTICLE X
                                   ---------

                            INDEMNITY AND INSURANCE
                            -----------------------

     10.1  TENANT'S INDEMNITY.  To the maximum extent this agreement may be made
           -------------------
effective according to law, Tenant agrees to indemnify and save harmless Landlord and Landlord's agents, affiliates, contractors and the employees of the foregoing from and against all claims of whatever nature arising from any act, omission or negligence of Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on account of or based upon the act, omission or negligence or misconduct of Tenant or Tenant's contractors, licensees, invitees, agents servants or employees or arising from any breach by Tenant of the terms and conditions of this Lease. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities (including, but not limited to, reasonable attorney's fees and disbursements) incurred in connection with any such claim or proceeding brought thereon and the defense thereof. Tenant's liability hereunder shall survive any expiration or termination of this Lease. Nothing in the foregoing shall be construed to include indemnity with respect to any claim of whatever nature to the extent (and only to the extent) caused by the gross negligence or willful misconduct of Landlord, Landlord's agents, affiliates, contractors and employees or by a failure of Landlord to perform its obligations hereunder. Nothing in this Section 10.1 shall be construed to reduce or otherwise affect Landlord's obligations pursuant to Article XVII hereof.

     10.2  INSURANCE.  (A)  Tenant agrees to maintain in full force, from the
           ----------
date upon which Tenant first enters the Premises for any reason throughout the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises, (i) "all risk" property insurance covering all present and future Tenant's Removable Property and Tenant's improvements and betterments to a limit of not less than the full replacement cost thereof and (ii) a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) in respect of the Premises and the conduct or operation of business therein, with Landlord and any permitted mortgagee under Section 15.13 hereof of which Tenant has received written notice, including John Hancock Mutual Life Insurance Company, (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) named as an additional insured, and with limits of not less than the amount of Public Liability Insurance specified in Section 1.1. Tenant shall deliver to Landlord certificates of insurance and receipts evidencing payment of the premiums for such insurance on or before the Commencement Date and annually thereafter. Each such policy shall be noncancellable and nonamendable with respect to Landlord and Landlord's said designees without twenty (20) days' prior notice to Landlord.

     (B) Tenant hereby waives and releases Landlord from any and all liabilities, claims and losses on account of damage to Tenant's Removable Property for which Landlord is or may be held liable to the extent Tenant either is required to maintain insurance pursuant to Section 10.2(A) or actually receives insurance proceeds on account thereof. Landlord hereby waives and releases Tenant from any and all liabilities, claims and losses on account of damage to the Building for which Tenant is or may be held liable to the extent Landlord actually receives insurance proceeds on account thereof or to the extent Landlord would have received such proceeds had Landlord maintained the insurance required by Section 10.5 of this Lease. Each party hereto shall secure waiver of subrogation endorsements from their respective insurance carriers.

     10.3  TENANT'S RISK.  Except as provided herein, to the maximum extent this
           --------------
agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Building as Tenant is herein given the right to use at Tenant's own risk;

and Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property or for any other property of any kind, nature and description which may be in or upon the Premises or the Building. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

     10.4  INJURY CAUSED BY THIRD PARTIES.  To the maximum extent this agreement
           -------------------------------
may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of any third parties, except to the extent (and only to the extent) caused by the gross negligence or willful misconduct of Landlord, Landlord's agents, affiliates, contractors and employees.

     10.5  LANDLORD'S INSURANCE.  Landlord shall insure the Building against
           --------------------
damage or destruction by fire or other casualties insurable under a standard "all risk" endorsement in an amount equal to one hundred percent (100%) of the replacement cost of the Building (exclusive of footings and foundations). Landlord agrees to maintain a policy of commercial general liability and property damage insurance in commercially reasonable limits. The costs of all insurance carried by Landlord with respect to the Premises shall be Operating Expenses.

                                  ARTICLE XI
                                  ----------
                         LANDLORD'S ACCESS TO PREMISES
                         -----------------------------

     11.1  LANDLORD'S RIGHTS.  Landlord shall have the right upon reasonable
           ------------------
advance notice to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the Premises, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or, during the last 12 months of the term, prospective tenants of any part of the Premises. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises at any time without notice in the event of an emergency. Any exercise of Landlord's right of entry under this Section 11.1 shall be conducted at such times and in such manner as to minimize interference with Tenant's operations on the Premises.

                                  ARTICLE XII
                                  -----------

                             DAMAGE OR DESTRUCTION
                             ---------------------

     12.1  RESTORATION.  (A)  If the Building is totally or partially damaged or
           ------------
destroyed, thereby rendering the Building totally or partially inaccessible or unusable, then (unless such damage was caused by Tenant, its agents, employees, invitees, or contractors) Landlord shall diligently repair and restore the Building, to substantially the same condition it was in prior to such damage or destruction and only to the extent of insurance proceeds received by Landlord; provided, however, that if in Landlord's reasonable judgment such repair and restoration cannot be completed within ninety (90) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction. Landlord shall notify Tenant within 45 days whether Landlord intends to repair and whether Landlord anticipates that repairs to the Premises will exceed 180 days to bring to completion. If Landlord's notice states that such repairs are not expected to be completed within 180 days, Tenant shall be entitled to terminate this Lease by notice to Landlord given within fifteen (15) days of receipt of Landlord's notice, and this Lease shall then terminate as if such date were the date of the ordinary expiration of the Term. In addition, in the event that Landlord has not completed the repairs required of it under this Section 12.1(A) within one-hundred eighty (180) days of the damage or destruction, such period to be subject to extension pursuant to (S)15.4 (but in no event extended beyond a total of 270 days), Tenant shall have the right, at its option, to terminate this Lease by delivering written notice of termination to Landlord within thirty
(30) days after the expiration of such one hundred eighty day period, as the same may be extended as set forth above.

     (B) Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Building and shall have the right to terminate this Lease if (1) the holder of any Mortgage (as such term is defined in Section
15.13 hereof) fails or refuses to make insurance proceeds available for such repair and restoration, or (2) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building. If Landlord is released from its obligation to restore the Building as a result of this subsection (B) but fails to terminate this Lease, Landlord shall promptly notify Tenant and Tenant shall have the option to terminate this Lease by written notice to Landlord.

     12.2  RENT.  If the Lease is terminated pursuant to Section 12.1 above,
           -----
then all Fixed Rent and additional rent shall be apportioned (based on the portion of the Building which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Building is substantially complete, Tenant shall be required to pay the Fixed Rent, additional rent and other sums due hereunder only for the portion of the Building that is fit for Tenant's occupancy while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Building; provided, however, that Landlord shall not be required to repair or restore any alteration, improvement or addition previously made by Tenant at Tenant's expense or any of Tenant's Removable Property. Notwithstanding anything in this Lease to the contrary, if any damage or destruction to the Premises was caused by the act or omission of Tenant or any agent, employee, contractor or invitee of Tenant, then Tenant shall pay the amount by which such expenses of repair or restoration to the Premises exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction.

                                 ARTICLE XIII
                                 ------------

                                 CONDEMNATION
                                 ------------

     13.1  TERMINATION OF LEASE.  If the Premises or the Building or the means
           ---------------------
of access thereto are totally taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose, thereby rendering the Premises totally or substantially inaccessible or unusable, or are sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title thereto vests in such authority and Fixed Rent and additional rent shall be apportioned as of such date. In the event that either (i) Tenant's reasonable means of access to the Premises is taken or condemned or (ii) only a "substantial part" of the Premises is taken or condemned, either Landlord or Tenant, at its option, by delivery of notice to the other party within 30 days following the date on which Tenant shall receive notice of vesting of title, may terminate this Lease as of the date of vesting of title. A "substantial part" shall be 60 percent or more of the Premises. In the event either Landlord or Tenant does not elect to exercise such termination option, this Lease shall remain in effect, except the Fixed Rent and additional rent shall be abated as of the date of vesting of title in an amount apportioned according to the portion (measured in square feet) of the Premises so condemned or taken, and Landlord and Tenant shall execute an amendment to this Lease specifying the new Fixed Rent and additional rent. In the event of any taking or condemnation and if neither Landlord nor Tenant exercises its option to terminate, Landlord, at its expense, will restore the remaining portion of the Premises with reasonable diligence to at least the condition existing prior to such condemnation or taking.

     13.2  AWARDS.  All awards, damages and other compensation paid by any
           -------
governmental or quasi-governmental authority on account of any condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Term of this Lease, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of improvements, alterations, additions, furnishings and trade fixtures installed in the Building at Tenant's expense and for relocation expenses.

                                  ARTICLE XIV
                                  -----------

                                    DEFAULT
                                    -------

     14.1  TENANT'S DEFAULT.  (A)  If at any time subsequent to the date of this
           -----------------
Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

         (1) Tenant shall fail to pay Fixed Rent, additional rent or any other amounts payable under this Lease, when due and such failure shall continue for ten (10) days after notice thereof, except that if Landlord gives such notice twice in any period of twelve successive months, thereafter no such notice shall be required; or

         (2) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty
               (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity, but in no event longer than ninety (90) days after notice to Tenant; or

         (3) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

         (4) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State, or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

         (5) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any debtor in possession trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant, respectively and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive);

         (6) A Default of Tenant shall occur under either (i) that certain Lease of even date herewith between Theodore Pasquarello and Eileen Pasquarello, as Trustees of The Paris Trust (the "Paris Trust Landlord"), as landlord and Tenant, as tenant for premises located at 31 Union Avenue, Sudbury; or (ii) that certain Lease between the Paris Trust Landlord, as landlord and Tenant, as tenant for the land and improvements located thereon at 25 Union Avenue, Sudbury;

then in any such case (a) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the
                                    ---- -----
part of the Landlord, terminate, and (b) if such Default of Tenant shall occur after the Commencement Date, Landlord or Landlord's agent may immediately, or at any time thereafter, without demand or notice, enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same and upon such entry this Lease shall terminate or Landlord may terminate this Lease at any time thereafter by notice to Tenant, specifying a date not less than five
(5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under M.G.L. ch. 186, sec. 11), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (B) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, reenter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the Premises, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.

     (C) In the event of any termination of this Lease, Tenant shall pay the Fixed Rent, additional rent and all other amounts payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Fixed Rent, additional rent and all other amounts payable hereunder had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage commissions, legal expenses, advertising and marketing costs, expenses of employees, alteration and tenant improvement costs and expenses of preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Fixed Rent and additional rent would have been payable hereunder had this Lease not been terminated. Landlord shall use reasonable efforts to relet the Premises.

     (D) At any time after the termination of this Lease, whether or not Landlord shall have collected any damages pursuant to Section 14.1(C), as liquidated final damages, and in lieu of all damages payable by Tenant pursuant to Section 14.1(C) thereafter, at Landlord's election, Tenant shall pay to Landlord an amount which at the time of such election represents the then value of the excess, if any, of (1) the Fixed Rent, additional rent and all other amounts which would have been payable by Tenant hereunder (conclusively presuming the annual payments with respect to real estate taxes and expense escalation obligations to be the same as were payable for the preceding year) for the period commencing with the date of Landlord's election and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated, over (2) the aggregate fair rental value of the Premises for the same period.

     (E) In case of any Default of Tenant, reentry or expiration and dispossession by summary proceedings or otherwise, Landlord may (1) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may in Landlord's good faith judgment be equal to or less than or exceed the period which would otherwise have reasonable constituted the balance of the Term of this Lease and may grant reasonable concessions of free rent to the extent that Landlord considers advisable and necessary to relet the same, and (2) may make such alterations, repairs and decoration in and to the Premises as Landlord in its reasonable judgment considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting provided Landlord uses reasonable efforts to collect the rent. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted to dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (F) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke and remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided.

     (G) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant promptly upon demand.

                                  ARTICLE XV
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     15.1  EXTRA HAZARDOUS USE.  (A)  Tenant covenants and agrees that Tenant
           --------------------
will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which would increase the rate of property or liability insurance of the Premises or of the Building above the standard rate applicable to Premises as of the Commencement Date being occupied for the Permitted Use; and Tenant further agrees that, in the event that Tenant shall do or permit any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such resulting increase.

     (B) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any hazardous substances, or materials. Tenant shall not allow the storage or use of hazardous substances or materials on or in the Premises in any manner, nor allow to be brought into any portion of the Building any such materials or substances except for hazardous substances or materials disclosed in writing to the Landlord for use in the ordinary course of the conduct of the Permitted Use, all such substances or materials to be used and stored in compliance with applicable laws and regulations. Tenant shall not store any flammable substances in the Premises, unless such flammable substances are stored in areas with in-rack sprinkling. Any such hazardous substances or flammable substances shall be stored, used and disposed of in accordance with all applicable laws and regulations. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., M.G.L. Chapter 21E and any other applicable federal, state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials as a result of a breach by Tenant of the provisions of this (S)15.1(B), then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord from and against any and all Environmental Damages (as defined in (S)17.1) asserted by any third party or governmental authority and either occurring during the Term of this Lease or resulting from any violation by Tenant (or its employees, agents, invitees, or contractors) of any environmental laws pertaining to the Premises or caused by Tenant (or its agents, employees, invitees, or contractors) or persons acting under the direction of Tenant (except to the extent caused by Landlord or persons acting under the direction of Landlord). The within covenants shall survive the expiration or earlier termination of the Term of this Lease. Nothing in this Section 15.1 shall be construed to reduce or otherwise affect Landlord's obligations pursuant to Article XVII hereof. In the event of any conflict between this Section and Article XVII, the provisions of Article XVII shall control.

     15.2  WAIVER.  The failure of either Landlord or Tenant to insist in any
           -------
one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent, additional rent or other payments due hereunder or partial payments thereof with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

     15.3  COVENANT OF QUIET ENJOYMENT.  Landlord covenants that, if Tenant
           ----------------------------
shall timely perform all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall, during the Term of this Lease, peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

     15.4  FORCE MAJEURE, ETC.  (A)  If either Tenant or Landlord is in any way
           -------------------
delayed or prevented from performing any of its obligations under this Lease (excluding any monetary obligations of Tenant, including without limitation Tenant's obligation to pay Fixed Rent and additional rent) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, war or any other cause beyond such party's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period equal to the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

     (B) In no event shall either party be liable to the other for any indirect or consequential damages suffered by either from any cause whatsoever.

     15.5  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE.  (A)  If Landlord shall
           -----------------------------------------
assign Landlord's interest in this Lease or in the rents payable hereunder to the holder of a mortgage covering the Premises (regardless of whether or not such assignment is conditional in nature), then such assignment shall not be construed as an assumption by the assignee of any of the obligations of Landlord hereunder unless such assignee (1) by notice sent to Tenant, specifically otherwise elects, or (2) forecloses on its mortgage, or (3) takes possession of the Premises.

     (B) In the event of any transfer of title to the Premises by Landlord, Landlord shall thereafter be released from the performance and observance of all covenants and obligations hereunder occurring after the date of such transfer and the transferee shall be deemed the Landlord under this Lease from and after the date of such transfers, except for the provisions of Articles XVII and XX (which shall not be binding upon the transferee), provided that in no event shall the original Landlord be relieved of any obligations pursuant to Article XVII, which obligations shall survive any such transfer in the manner and to the extent set forth in (S)17.1.

     15.6  RULES AND REGULATIONS.  Tenant shall abide by all reasonable rules
           ----------------------
and regulations reasonably established by Landlord from time to time for the operation of the Premises. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for the violation of any such rules or regulations by any other tenant or occupant of the Premises or persons conducting business with such tenant or occupant.

     15.7  ADDITIONAL CHARGES.  If Tenant shall fail to pay when due any sums
           ------------------
under this Lease, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Fixed Rent.

     15.8  INVALIDITY OF PARTICULAR PROVISIONS.    If any provision of this
           --------------------------------------
Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby.

     15.9  PROVISIONS BINDING.  Except as herein otherwise provided, the
           -------------------
provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and assigns, subject to the provisions herein restricting assignment or subletting.

     15.10  NOTICES.  All notices or other permitted or required communications
            --------
hereunder shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by Express Mail or overnight courier service (provided a receipt will be obtained) or by certified or registered mail, return receipt requested, postage prepaid to the following addresses:

     If to Landlord, addressed to Landlord at Landlord's Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice).

     If to Tenant, addressed to Tenant at Tenant's Original Address.

     15.11  WHEN LEASE BECOMES BINDING.  The submission of this document for
            ---------------------------
examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, consideration, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement signed by Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. This Lease shall not be recorded, but Landlord shall, on request from Tenant, execute and acknowledge, a Notice of Lease pursuant to M.G.L. Chapter 183, (S)4.

     15.12  PARAGRAPH HEADINGS.  The paragraph headings throughout this Lease
            -------------------
are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     15.13  RIGHTS OF MORTGAGEE AND GROUND LESSOR.  (A)  This Lease is subject
            --------------------------------------
and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now encumber the Building or the Premises (collectively, "Mortgages"; individually, "Mortgage"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holder of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof provided such documents are in form and substance reasonably satisfactory to Tenant. The holder of any Mortgage placed on the Premises after the date of this Lease may elect to subordinate this Lease to such Mortgage, provided that the holder shall deliver to Tenant a Non-disturbance and Attornment Agreement, on a commercially reasonable form, whereby such holder agrees not to disturb Tenant's rights under this Lease provided that Tenant is not in default beyond applicable cure periods hereunder. Tenant acknowledges that John Hancock Mutual Life Insurance Company and The First National Bank of Boston are permitted mortgagees of the Landlord under this Lease. The notice address of John Hancock is: John Hancock Place, Post Office Box 111, Boston, MA 02117 and the notice address of the Bank is: 100 Federal Street, Boston, MA 02110, Attention Elise Pricone. Landlord agrees to use reasonable efforts to obtain from John Hancock, a Non-disturbance Agreement, on John Hancock's standard form, within 90 days of the Commencement Date of this Lease.

     (B) In confirmation of the foregoing subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate document. If the Premises are sold at foreclosure or transferred by a deed-in-lieu of foreclosure, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease provided that such purchaser agrees not to disturb Tenant's possession of the Premises and agrees to be bound by and assume Landlord's obligations hereunder except such purchaser shall not be (1) bound by any payment of the Fixed Rent or additional payments due hereunder for more than one (1) month in advance, (2) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment provided Tenant had notice of such Mortgage, (3) liable for damages for any breach, act or omission of any prior landlord, and (4) subject to any offsets or defenses which Tenant might have against any prior landlord. Within fifteen (15) days after the request of such purchaser, Tenant shall execute, acknowledge and deliver confirmation of such attornment and non-disturbance agreement in form reasonably acceptable to Tenant.

     (C) After Tenant receives notice from any person, firm or other entity that it holds a Mortgage on the Building or the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, provided that Tenant shall have been furnished with the name and address of such holder. Any such holder shall have thirty (30) days after its receipt of notice from Tenant of a default by Landlord under this Lease to cure such default before Tenant may exercise any remedy hereunder. The curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

     (D) This Lease is subject to Landlord obtaining on or before the Commencement Date, the consent of John Hancock.

     15.14  ESTOPPEL CERTIFICATES.  At any time and from time to time upon not
            ----------------------
less than fifteen (15) days prior written notice, Tenant and each subtenant or assignee of Tenant or occupant of the Premises shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, an estoppel certificate (1) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (2) stating the dates to which the rent and any other charges have been paid, (3) stating whether or not, to the best of Tenant's knowledge, Landlord is in default in the performance of any obligation of Landlord contained in this Lease, and, if so, specifying the nature of such default, (4) stating the address to which notices are to be sent, and (5) certifying to such other matters as Landlord may reasonably request. Tenant acknowledges that time is of the essence to the delivery of such statements. Upon request, Tenant agrees to furnish Landlord with Tenant's current annual reports and any other financial information of Tenant as Landlord may reasonably request from time to time.

     15.15  REMEDYING DEFAULTS.   Upon five business days' notice to Tenant,
            -------------------
Landlord shall have the right, but shall not be required, to pay such sums or perform such acts which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of its obligations under this Lease beyond any applicable notice and grace period hereunder. If Landlord, in connection with the foregoing, makes any reasonable expenditures or incurs any obligations for the payment of money, Tenant agrees to pay to Landlord within five (5) days of demand all such sums. After a Default of Tenant in the payment of Fixed Rent, additional rent or other amounts payable hereunder, such amounts shall, at the option of Landlord, bear interest from the due date thereof at a rate equal to five percent (5%) over the rate of interest reported from time to time in the Wall Street Journal as being the "prime rate" then in effect and shall be payable by Tenant to Landlord on demand by Landlord. Notwithstanding anything to the contrary contained herein, the interest to be paid by Tenant to Landlord hereunder shall be limited to the then maximum legal rate thereof.

     15.16  HOLDING OVER.  If Tenant does not immediately surrender the Premises
            -------------
upon the expiration or earlier termination of the Term of this Lease, then Tenant shall become a tenant by the month and the rent shall be increased to 150% of the monthly installments of Fixed Rent, additional rent and all other amounts that would have been payable pursuant to the provisions of this Lease if the Term of this Lease had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages.

     15.17.  SURRENDER OF PREMISES.  Upon the expiration or earlier termination
             ----------------------
of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in good order and condition, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (subject, however, to the provisions of Section 7.2(B)), excepting only ordinary wear and use, eminent domain, and damage by fire or other casualty. Tenant shall remove all of Tenant's Removable Property and all items specified by Landlord pursuant to
Section 7.2(B) and shall, at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. Any of Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of, at Tenant's sole cost and expense, in such manner as Landlord may see fit.

     15.18.  PAYMENTS BY TENANT.  All amounts payable by Tenant under the terms
             -------------------
of this Lease, including without limitation, all payments of Fixed Rent, additional rent under Articles V and VI and all payments under (S)9.1(B), shall be paid to Landlord without offset, abatement, deduction or demand.

                                  ARTICLE XVI
                                  -----------

                                   BROKERAGE
                                   ---------

     16.1    BROKERAGE.  Landlord and Tenant each represent to the other that it
             ---------
has dealt with no broker in connection with this Lease. Landlord and Tenant each agree to indemnify and hold the other harmless from any brokerage commission, and any other loss, damage or expense, including reasonable attorneys' fees, resulting from any dealings by such party in breach of the foregoing representation.

                                 ARTICLE XVII
                                 ------------

     17.1    INDEMNIFICATION.  Landlord shall defend (with counsel selected by
             ---------------
Landlord) and indemnify Tenant from and against any and all Environmental Damages (as defined below) asserted by any third party (including, without limitation, any sub-tenant, assignee or other successor to Tenant's interest hereunder but only to the extent Landlord would have been liable to Tenant hereunder in the absence of any such sublease, assignment or other transfer) or governmental authority. Landlord's obligations under this Article XVII shall survive and continue in full force and effect (subject only to any applicable statutes of limitations) for a period of three (3) years from the expiration date of this Lease (the "Termination Date"), except that Landlord's indemnity obligations under this Article XVII as to matters caused directly by Landlord or persons acting under the direction of Landlord during the Term of this Lease shall survive beyond the Termination Date and that if there are any pending claims under the terms of this Article XVII existing on the Termination Date (whether or not asserted in a case of law) or if there is any response action which Landlord is obligated to perform under (S)17.3 and of which Landlord has received notice on or before the Termination Date, Landlord's obligations under this Article XVII solely as to such pending claims or such response action, shall be extended until such time as the pending claims have been resolved or such response action has been completed, respectively.

     "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including as well strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees and response costs, any of which are incurred at any time as a result of the existence of oil or hazardous materials upon, about or beneath the Premises and/or any properties downgradient from or cross-gradient to the Premises, or migrating or threatening to migrate to or from the Premises, and any violation by Landlord of any applicable environmental law pertaining to the Premises (except as specifically provided in the next paragraph), all to the extent (and only to the extent) resulting from any existence or migration of oil or hazardous materials, provided that the violation, existence, migration and/or threat of migration occurred or arose prior to the Term of this Lease and is disclosed in certain reports and other documents identified in Exhibit C attached hereto and treating
                                          ---------
each report and document as applying equally to the Property, the 31 Union Avenue property and the 25 Union property or occurred or arose during the Lease

Term and was caused directly by Landlord or persons acting under the direction of Landlord.

     The foregoing indemnity shall not apply to any Environmental Damages resulting from, relating to, or arising out of the release or threat of release of oil or hazardous materials occurring during the Term of the Lease (unless directly caused by Landlord) or resulting from Tenant's (or its employees', agents' invitees' or contractors') violation of any environmental laws or caused by Tenant's use, operation, or occupation of the Premises or from any breach by Tenant of the provisions of (S)15.1 of this Lease.

     17.2 THIRD PARTY CLAIMS.
          ------------------

     (A) If any third party shall notify either Landlord or Tenant with respect to any matter (a "Third Party Claim") which may give rise to a claim for
                  -----------------
indemnification against Landlord under this Article XVII or a claim for indemnification against Tenant under (S)15.1, then the party receiving notice shall promptly notify the other party in writing; provided, however, that no
                                                  --------  -------
delay in notifying the other party shall relieve that party from any obligation hereunder unless (and then solely to the extent) such party is prejudiced.

     (B) Landlord agrees to defend Third Party Claims which arise solely out of Landlord's indemnity obligations under (S)17.1 and so long as Landlord is conducting the defense of the Third Party Claim in accordance with Section 17.1 above, (i) Tenant may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) Tenant will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Landlord, and
(iii) Landlord will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Tenant (not to be withheld unreasonably).

     (C) If Landlord does not defend against the Third Party Claim as required by (S)17.2(B), however, (i) Tenant may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (provided that Landlord may participate in any such action, at its own expense, and Landlord shall have the right to reject any settlement proposal by Tenant), (ii) Landlord will reimburse Tenant promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
(iii) Landlord will remain responsible for any Environmental Damages Tenant may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the extent (and only to the extent) provided in this
Article XVII.

     (D) Tenant agrees to defend Third Party Claims which arise out of Tenant's indemnity obligations under (S)15.1 and so long as Tenant is conducting the defense of the Third Party Claim in accordance with Section 15.1, (i) Landlord may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) Landlord will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Tenant (not to be withheld unreasonably), and (iii) Tenant will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Landlord (not to be withheld unreasonably).

     (E)  If Tenant does not defend against the Third Party Claim as required by
(S)17.2(D), however, (i) Landlord may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (provided that Tenant may participate in any such action, at its own expense), (ii) Tenant will reimburse Landlord promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) Tenant will remain responsible for any Environmental Damages Landlord may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article XVII and in
Section 15.1.

     17.3 RESPONSE ACTIONS.  If Tenant or Landlord is required by applicable law
          ----------------
to remediate oil or hazardous materials on or under the Premises or migrating or threatening to migrate through, under or beyond the Premises, or to take any other response actions related to the Premises and/or any migration or threat of migration, then Landlord shall promptly undertake all such response actions in accordance with all applicable laws. Upon completion of each response action, Landlord shall reasonably restore any affected portion of the Premises to the condition existing prior to the commencement of such response action. If the response action is the result of any breach by Tenant of the terms of (S)15.1 or otherwise results from any environmental condition occurring during the Term of this Lease, Tenant shall reimburse promptly and periodically Landlord, as additional rent, for all costs incurred by Landlord in connection with such response action.

     Tenant agrees, upon reasonable prior written notice from Landlord, to grant Landlord or its contractors access to the Premises to carry out such response actions as Landlord deems appropriate, provided, however, that Landlord shall use reasonable efforts to prevent any interruption of Tenant's (or any permitted subtenant's or assignee's) conduct of business at the Premises. Landlord agrees to coordinate its activities with Tenant so as to minimize any inconvenience to or interruption of the normal use and enjoyment of the Premises by Tenant and by any permitted subtenant and/or assignee consistent with Landlord's obligations hereunder and under any applicable judgment, decree or settlement.

     17.4  SUCCESSORS AND ASSIGNS.  This Article XVII is binding upon and inures
           ----------------------
to the benefit of Landlord and Tenant only. The parties acknowledge that Tenant has a right to terminate this Lease in the event of a default by Landlord or Theodore Pasquarello under the provisions of (S)2 of that certain Letter of Credit Agreement of even date herewith between Landlord, Tenant, Theodore Pasquarello and the Paris Trust Landlord. In the event that this Lease is assigned or the Premises are sublet by Tenant as permitted hereunder, then Landlord's obligations under this Article XVII shall thereafter be owed only to New England Business Service, Inc. and not to any of Tenant's subtenants, successors, transferees, or assigns. In the event the Premises are acquired by a mortgagee of the Premises at foreclosure sale or by a deed-in-lieu of foreclosure, the provisions of this Article XVII shall not apply to such mortgagee.

                                 ARTICLE XVIII
                                 -------------

                              EXCULPATORY CLAUSE
                              ------------------

     18.1  LIMITATION ON LIABILITY.  Notwithstanding anything to the contrary
           -----------------------
herein, Landlord's liability for its negligence or failure to perform its obligations hereunder including all of Landlord's obligations under (S)17 shall be limited to its interest in the Premises. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord or any individual who holds any interest in Landlord.

     18.2  ACTIONS AGAINST LANDLORD.  In any claim made by Tenant against
           ------------------------
Landlord alleging that Landlord has acted unreasonably where Landlord had an obligation to act reasonably, Tenant shall have no right to recover damages (except as permitted under (S)19.2) from Landlord and Tenant's sole and exclusive recourse against Landlord shall be an action seeking specific performance of Landlord's obligation to act reasonably.

                                  ARTICLE XIX
                                 ------------

                       SUBMISSION TO JURISDICTION, ETC.
                       --------------------------------

     19.1  GOVERNING LAW.  This Lease shall be construed in accordance with the
           -------------
laws of the Commonwealth of Massachusetts. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the Commonwealth of Massachusetts. Landlord, Tenant, their partners, trustees, and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within the Commonwealth of Massachusetts.

     19.2  RECOVERY OF FEES.  If either party commences any action or proceeding
           ----------------
against the other in connection with this Lease and such action or proceeding is disposed of, by settlement, judgment or otherwise, the prevailing party shall be entitled to recover from the other its reasonable disbursements (including reasonable attorneys' fees) and the reasonable fees and disbursements of consultants or experts incurred in connection with such action or proceedings.

                                  ARTICLE XX
                                  -----------

                               LANDLORD'S EQUITY
                               -----------------

     20.1  LANDLORD'S EQUITY REQUIREMENT.  Landlord agrees that it shall not
           -----------------------------
enter into any new loan (or refinance any existing loan) secured by all or any portion of the Premises such that the aggregate loan-to-value ratio of all such loans, determined on the basis of the fair market value of the Premises at the time of entering into the new loan, exceeds a loan-to-value ratio of 75%. This
Article XX is binding upon and inures to the benefit of original Landlord and Tenant only, and shall not be binding on successors, assigns or transferees of Landlord. In the event that this Lease is assigned or the Premises are sublet by Tenant as permitted hereunder, then Landlord's obligations under Article XX shall thereafter be owed only to New England Business Service, Inc. and not to any of Tenant's subtenants, successors, transferees, or assigns. In the event the Premises are acquired by a mortgagee of the Premises at foreclosure sale or by a deed-in-lieu of foreclosure, the provisions of this Article XX shall not apply to such mortgagee.

     IN WITNESS WHEREOF, each of Landlord and Tenant has caused this Lease to be duly executed as of the date first written above


                         LANDLORD:

                         By:_______________________________
                              Theodore Pasquarello, not
                              individually but as Trustee of
                              E. B. Realty Trust

                         TENANT:

                         NEW ENGLAND BUSINESS
                           SERVICE, INC.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________